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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 7, 1997
                                                         ----------------

                                Noel Group. Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                          0-19737              13-2649262
    --------                          -------              ----------
 (State or other                   (Commission          (IRS Employer
  jurisdiction of                   File Number)         Identification No.)
  incorporation)

      667 Madison Avenue. New York, New York                     10021
      --------------------------------------                  ----------
      (Address of principal executive offices)                (zip code)

 Registrant's Telephone Number, including Area Code:  (212) 371-1400
                                                      --------------


                                       N/A
             ------------------------------------------------------
          (Former name or former address, if changed since last report)





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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                On February 7, 1997, pursuant to a Stock Purchase Agreement (the "Agreement") dated as of December 18, 1996, by and among Automatic Data Processing, Inc. ("ADP"), Noel Group, Inc. ("Noel") and HealthPlan Services Corporation ("HealthPlan"), Noel sold to ADP 1,320,000 of the shares of common stock, par value $.01 per share ("HealthPlan Common Stock"), of HealthPlan held by Noel (the "Shares") at a price of $20 per Share or $26,400,000 in the aggregate.

                The Agreement provides that ADP will not, nor will it permit any of its affiliates or associates to, acquire additional shares of HealthPlan, during a specified period, if such acquisition would result in ADP owning voting securities having 10% or more of the aggregate voting power of HealthPlan's capital stock, or take certain other actions regarding control of HealthPlan, unless in each case specifically invited to do so by HealthPlan's Board of Directors. The Agreement grants ADP certain registration rights with respect to the Shares and grants HealthPlan a right of first refusal for a certain period with respect to the sale of any of the Shares by ADP other than through the facilities of a national securities exchange or a similar public sale.

                In addition, pursuant to the Agreement, other than a distribution to Noel's shareholders (or to a trust for the benefit of such shareholders) Noel agreed not to transfer its remaining shares of HealthPlan Common Stock prior to September 30, 1997.

                The foregoing description of the Agreement does not purport to be complete. For further information, reference is made to the copy of the Agreement filed as Exhibit 2.1 hereto.

                The Shares represent approximately 9% of HealthPlan's outstanding Common Stock and the sale of the Shares reduces Noel's holding in HealthPlan to approximately 29%.

                There is no material relationship between ADP and Noel or any of the Noel's affiliates, any director or officer of Noel or any associate of any such officer or director.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired. Not applicable.

(b)           Pro forma financial information. Not applicable.



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 (c)           Exhibits


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
               2.1    Stock Purchase Agreement dated as of December 18, 1996 by and among
                      Automatic Data Processing, Inc., a Delaware corporation, Noel Group,
                      Inc., a Delaware corporation, and HealthPlan Services Corporation, a
                      Delaware corporation.

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                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    NOEL GROUP, INC.
                                                    (Registrant)



Dated: February 20, 1997                            By: /s/ Todd K. West
                                                       _________________________
                                                          Todd K. West
                                                          Vice President-Finance
                                                          and Secretary


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